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                                                                   Exhibit 10.21


                                   [GRAPHIC]
                                      tpm


Thursday, December 06, 2001


Mr. Steven Lampert

PowerChannel Holdings Inc.
20 Squadron Blvd.
New City, NY 10956


Dear Steven:

The following letter shall constitute the points of agreement between Target Promotions & Marketing, Inc. (TPM) and PowerChannel Holdings, Inc. (PC) with regards to marketing services offered by TPM.

         1. Term. The term of this agreement is for four (4) months beginning December 1, 2001 and ending on March 31, 2002.

         2. Duties. TPM has been retained to provide marketing services for PC, specifically:

                  a. Develop marketing strategies to help launch PC in the US Hispanic market.

                  b. Research marketing alliances/cross-partnerships among appropriate partners.

                  c. Provide TPM sales contacts and resources to help secure these relationships.

                  d.       Represent PC to appropriate partners and sponsors.

                  e. Provide ongoing PR, coordination, partnership sales and management support for the project after launch.

                  f.       Submit and execute media/marketing plans and budgets.

                  g. Perform services, as required, to support the above efforts.

         3. Compensation. PC agrees to pay TPM a monthly fee of Eighteen Thousand Five Hundred Dollars ($18,500) per month on the first day of each month beginning December, 2001 and running through March, 2002.

         4. Expenses. PC agrees to reimburse TPM within 15 days of invoice for any pre-approved expenses, such as travel, hotel, entertainment, phone, faxes, supplies that are required to

                        8991 SUNSET BOULEVARD, SUITE 309
                        WEST HOLLYWOOD, CALIFORNIA 90069
                       [p] 310-276-8944 o [f] 310-276-9934

                                jim@tpmgroup.com

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                  fulfill the above obligations. Any expense under $250 will not require pre-approval. Any pre-approved expense not paid within 15 days is subject to a 10% penalty.

         5. Additional Materials and/or Services. Any additional materials and/or other services, which are not specifically delineated herein that are authorized by PC shall be billed to PC for payment in advance.

         6. The Agreement and the rights and obligations of the parties shall be construed in accordance with and be governed by the laws of the State of California. The venue for any arbitration or litigation related to this Agreement shall be Los Angeles County - California.

         7. This Agreement cannot be amended or modified without a writing executed by both parties.

Steven, thank you for your continued belief in our work.

Sincerely,


Jim Hampton
Chairman

cc.  Robert Nieto
     Michael A. Mathews

AGREED TO AND ACCEPTED BY:

/s/ Steven Lampert
------------------------------------
for PowerChannel Holding, Inc.


------------------------------------
for Target Promotions & Marketing, Inc.


                        8991 SUNSET BOULEVARD, SUITE 309
                        WEST HOLLYWOOD, CALIFORNIA 90069
                       [p] 310-276-8944 o [f] 310-276-9934

                                jim@tpmgroup.com